Exhibit 99.1

PROXY
SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
NSD BANCORP, INC.
FOR THE SPECIAL MEETING OF SHAREHOLDERS
FEBRUARY __, 2005

The undersigned shareholder of NSD Bancorp, Inc., (“NSD”) hereby appoints Andrew R. Hasley and William C. Marsh, and each or either of them, my (our) true attorney-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of NSD that the undersigned would be entitled to vote at the special meeting of shareholders to be held at the Ballroom of the Holiday Inn, 4859 McKnight Road, Pittsburgh, Pennsylvania, on February ___, 2005 at 3:00 p.m., and at any adjournment, postponement or continuation thereof, as fully as the undersigned could if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

This appointment of proxy confers certain discretionary authority described in the proxy statement/prospectus. A majority of said attorneys and appointments of proxy present at the special meeting (or if one shall be present, then that one), may exercise all the powers hereunder.

The board of directors recommends a vote FOR the proposals.
Please sign and date on reverse side.

NSD Bancorp, Inc.
5004 McKnight Road
Pittsburgh, Pennsylvania 15237

Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated January ___, 2005

(Continued and to be dated and signed on reverse side)

Please mark your votes ☒

1.	Proposal to approve and adopt the Agreement and Plan of Merger dated as of October 14, 2004 between F.N.B Corporation and NSD Bancorp, Inc. and approve the merger and other transactions contemplated by the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.	Proposal to grant discretionary authority to adjourn our special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of our special meeting to approve Proposal 1.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	Upon such other matters as may properly come before our special meeting or any adjournment, postponement or continuation of our special meeting:

Signature(s) _________________________________________ Dated _____________________, 2005

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, guardian or corporate official, your title should be stated. If shares are held jointly, each holder should sign.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/nsd Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.